Exhibit 10

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT made effective as of  August 16th, 2007 (the “Effective Date”).

BETWEEN:

MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the “Corporation”)

-and-

EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPTIAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (collectively “EdgeStone”)

-and-

ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada (“Zarlink”)

-and-

POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada (“PTIC”)

-and-

WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of Newfoundland and Labrador (“WCC”)

-and-

TERENCE H. MATTHEWS, an individual residing in the City of Ottawa, Province of Ontario (“Matthews”)

-and-

CELTIC TECH JET LIMITED, a corporation incorporated under the laws of Canada (“CTJL”)

RECITALS:

A.
The Corporation, EdgeStone, Zarlink, PTIC, WCC, Matthews, Mitel Knowledge Corporation and Mitel Systems Corporation entered into a shareholders agreement dated as of April 23, 2004 (the “2004 Shareholders Agreement”) to record their agreement as to the manner in which the Corporation’s affairs would be conducted and to grant to each other certain rights and obligations with respect to their ownership, directly and indirectly, of the shares of the Corporation; subsequently, CTJL purchased all the common shares of the Corporation held by Mitel Knowledge Corporation (“MKC”), became a party to the 2004 Shareholders Agreement and MKC dissolved, and Mitel Systems Corporation was continued into WCC.

B.	The Shareholders Agreement was amended by the parties on June 26, 2006 and May 30, 2007 (the “Amending Agreements” and together with the 2004 Shareholders Agreement, the “Shareholders Agreement”).

C.
The Corporation, EdgeStone, Zarlink, PTIC, WCC, Matthews, Mitel Knowledge Corporation and Mitel Systems Corporation entered into a Registration Rights Agreement made as of April 23, 2004 (the “Registration Rights Agreement”); subsequently, Mitel Knowledge Corporation dissolved, Mitel Systems Corporation was continued into WCC and CTJL became a party to such registration rights agreement.

D.
The parties now desire to terminate the Shareholders Agreement as set forth in this Termination Agreement.  In accordance with Section 11.3 of the Shareholders Agreement, the Shareholders Agreement may be terminated upon the written agreement of all the parties thereto.

E.
The parties now desire to terminate the Registration Rights Agreement as set forth in this Termination Agreement.  In accordance with Section 3.9 of the Registration Rights Agreement, the Registration Rights Agreement may be terminated upon the approval in writing by the Corporation, EdgeStone and each Holder (as defined in the Registration Rights Agreement) holding not less than 5,000,000 Registrable Securities (as defined in the Registration Rights Agreement).

THEREFORE in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Termination of Shareholders Agreement. As and from the Effective Date, the Shareholders Agreement is hereby terminated in its entirety.

2.
Valid Termination.  This Termination Agreement, being duly executed by all parties to the Shareholders Agreement, constitutes a valid termination of the Shareholders Agreement in accordance with Section 11.3 of the Shareholders Agreement.

3.
Satisfaction of all Obligations.  Each of the Shareholders (as defined in the Shareholders Agreement) hereby acknowledges that the Corporation and each of the other Shareholders has fulfilled all of its respective obligations under or in connection with the Shareholders Agreement, and agrees that all of such Shareholder’s rights under such agreement are terminated as provided for in this Termination Agreement.  Each of the

Corporation and the Shareholders acknowledges that neither the Corporation nor any of the other Shareholders has any further liability to the Corporation or the Shareholders with respect to any rights or obligations thereunder.

4.	Termination of Registration Rights Agreement. As and from the Effective Date, the Registration Rights Agreement is hereby terminated in its entirety.

5.
Valid Termination.  This Termination Agreement, being duly executed by the Corporation and all Holders (as defined in the Registration Rights Agreement), constitutes a valid termination of the Registration Rights Agreement in accordance with Section 3.9 of the Registration Rights Agreement.

6.
Satisfaction of all Obligations.  Each of the Holders (as defined in the Registration Rights Agreement) hereby acknowledges that the Corporation and each of the other Holders has fulfilled all of its respective obligations under or in connection with the Registration Rights Agreement, and agrees that all of such Holder’s rights under such agreement are terminated as provided for in this Termination Agreement.  Each of the Corporation and the Holders acknowledges that neither the Corporation nor any of the other Holders has any further liability to the Holders with respect to any rights or obligations thereunder.

7.	General.

(a)
Entire Agreement.  This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect to such subject matter.

(b)
Further Assurances. Each of the parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Termination Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Termination Agreement and carry out its provisions.

(c)
Governing Law. This Termination Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Any action, suit or proceeding arising out of or relating to this Termination Agreement shall be brought in the courts of the Province of Ontario and each of the parties hereby irrevocably submits to the jurisdiction of such courts.

(d)
Counterparts. This Termination Agreement may be executed in several counterparts, each of which, when executed by a party hereto, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

(e)
Facsimile. Execution and delivery of a facsimile transmission of this Termination Agreement shall constitute delivery of an executed original and shall be binding on the party whose signature appears on the transmitted copy.

[Remainder of this page left intentionally blank – Signature pages follow]

IN WITNESS OF WHICH the parties have executed this Termination Agreement effective as of the Effective Date.

MITEL NETWORKS CORPORATION
By:	/s/ Steve Spooner
Name: Steve Spooner
Title: Chief Financial Officer

[Signature page to Termination Agreement.]

EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors
By:	/s/ Gilbert S. Palter
Name: Gilbert S. Palter
Title: CIO and Managing Partner

EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors
By:	/s/ Gilbert S. Palter
Name: Gilbert S. Palter
Title: CIO and Managing Partner

[Signature page to Termination Agreement.]

ZARLINK SEMICONDUCTOR INC.
By:	/s/ Don McIntyre
Name: Don McIntyre
Title: Senior Vice President

[Signature page to Termination Agreement.]

POWER TECHNOLOGY INVESTMENT CORPORATION
By:	/s/ Peter Kruyt
Name: Peter Kruyt
Title: President and CEO

[Signature page to Termination Agreement.]

WESLEY CLOVER CORPORATION
By:	/s/ Jose Medeiros
Name: Jose Medeiros
Title: President

CELTIC TECH JET LIMITED
By:	/s/ Jose Medeiros
Name: Jose Medeiros
Title: President

[Signature page to Termination Agreement.]

SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
)
)
	)	/s/ Dr. Terence H. Matthews
Witness	)	Dr. Terence H. Matthews
)

[Signature page to Termination Agreement.]